Exhibit 99.1

HILAND PARTNERS, LP REPORTS 2004 PRO FORMA FOURTH QUARTER AND YEAR-END RESULTS

    ENID, Okla., March 29 /PRNewswire-FirstCall/ -- Hiland Partners, LP (Nasdaq:
HLND) (the "Partnership") today reported pro forma financial results for the three months and year ended December 31, 2004. The Partnership's reported pro forma financial results give effect to the transfer of assets to the Partnership in connection with its formation and the Partnership's initial public offering as if they had occurred as of the beginning of the periods presented. Substantially all of the assets and operations of Continental Gas, Inc. and Hiland Partners, LLC, other than a portion of its working capital assets and the assets related to the Bakken gathering system, were contributed to the Partnership in connection with the initial public offering of 2,300,000 common units representing limited partnership interests in Hiland Partners, LP that closed on February 15, 2005. Included in the tables below are also the reported results of Continental Gas, Inc. and Hiland Partners, LLC for the three months and the year ended December 31, 2004.

    On a pro forma basis, net income for the three months ended December 31, 2004 was $2.7 million, or $0.38 per limited partner unit, compared to a net loss of $0.2 million, or $0.03 per limited partner unit, for the three months ended December 31, 2003. Pro forma total segment margin for the three months ended December 31, 2004 was $8.0 million compared to $5.4 million for the three months ended December 31, 2003, an increase of 49%. The increase is attributable to higher average realized natural gas sales prices and NGL sales prices. Pro forma EBITDA for the three months ended December 31, 2004 nearly tripled to $5.7 million compared to $2.0 million for the three months ended December 31, 2003. EBITDA is a non-GAAP financial measure that is reconciled to its most directly comparable GAAP measure in the tables below.

    "Due to our continued focus on organic growth, we are pleased to announce improved operating results for the fourth quarter," said Randy Moeder, President and Chief Executive Officer of Hiland Partners. "Our midstream segment directly benefited from favorable processing margins. We intend to continue to focus primarily on growth within our core operating areas."

    On a pro forma basis, net income for the year ended December 31, 2004 was $7.8 million, or $1.13 per limited partner unit, compared to $2.1 million, or $0.30 per limited partner unit, for the year ended December 31, 2003. Pro forma total segment margin for the year ended December 31, 2004 was $25.1 million compared to $19.1 million for the year ended December 31, 2003, an increase of 31%. This increase was primarily attributable to increases in natural gas volumes and NGL sales volumes primarily as a result of the acquisition of the Carmen gathering system from Great Plains Pipeline Company in August 2003 combined with higher natural gas and NGL prices. Pro forma EBITDA for the year ended December 31, 2004 increased 64% to $17.2 million compared to $10.5 million for the year ended December 31, 2003.

    Conference Call Information
    The Partnership has scheduled a conference call for 10:00 am Central Standard Time, Wednesday, March 30, 2005, to discuss the 2004 fourth quarter and year-end results. To participate in the call, dial 1.888.396.2298 and participant passcode 92002423, or access it live over the Internet by logging onto the web at http://www.hilandpartners.com , on the "investor relations" section of the Partnership's website.

    Use of Non-GAAP Financial Measures
    This press release and the accompanying schedules include the non- generally accepted accounting principles ("non-GAAP") financial measures of total segment margin and EBITDA. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

    About Hiland Partners, LP
    Hiland Partners, LP is a publicly traded midstream energy partnership engaged in gathering, compressing, dehydrating, treating, processing and marketing natural gas, and fractionating, or separating, natural gas liquids, or NGLs. The Partnership also provides air compression and water injection services to an oil and gas exploration and production company for use in its oil and gas secondary recovery operations. The Partnership's operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP's midstream assets consist of seven natural gas gathering systems with approximately 825 miles of gathering pipelines, four natural gas processing plants, three natural gas treating facilities and two NGL fractionation facilities. The Partnership's compression assets consist of two air compression facilities and a water injection plant.

    This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in the Partnership's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

    The information contained in this press release is available on the Partnership's website at http://www.hilandpartners.com . For more information, please contact Ken Maples, Vice President and CFO, at 580.242.6040.

         Selected Historical and Pro Forma Financial and Operating Data

                                    Predecessor                                                 Hiland
                                    Continental                       Hiland                  Partners, LP
                                      Gas, Inc.                    Partners, LLC              Pro Forma(A)
                                ----------------------         ---------------------     ----------------------
                                                      Three Months Ended December 31,
                                -------------------------------------------------------------------------------
                                  2004          2003             2004         2003         2004          2003
                                --------      --------         --------     --------     --------      --------
                                                                   (unaudited)
                                                                  (in thousands)
Total Segment
 Margin Data:
Midstream
 revenues                       $ 28,010      $ 24,252         $  4,431     $  1,872     $ 30,543      $ 26,124
Midstream
 purchases                        22,686        21,031            2,393          722       23,531        21,753
Midstream segment
 margin (B)                        5,324         3,221            2,038        1,150        7,012         4,371
Compression
 revenues                             --            --              963          979          963           979
Total segment
 margin (C)                     $  5,324      $  3,221         $  3,001     $  2,129     $  7,975      $  5,350
Summary of
 Operations Data:
Midstream
 revenues                       $ 28,010      $ 24,252         $  4,431     $  1,872     $ 30,543      $ 26,124
Compression
 revenues                             --            --              963          979          963           979
   Total revenues                 28,010        24,252            5,394        2,851       31,506        27,103
Operating costs
 and expenses:
   Midstream
    purchases
    (exclusive of
    items shown
    separately
    below)                        22,686        21,031            2,393          722       23,531        21,753
   Operations and
    maintenance
    expenses                       1,309         1,132              759          470        1,872         1,602
   Property
    impairment
    expense                           --         1,535               --           --           --         1,535
   Depreciation,
    amortization and
    accretion                      1,124         1,099              681          734        2,688         2,209
   Gain on asset
    sales                             (4)           (9)              --           --           (4)           (9)
   General and
    administrative
    expenses                         402           179               33           16          435           195
     Total operating
      costs and
      expenses                    25,517        24,967            3,866        1,942       28,522        27,285
Operating income
 (loss)                            2,493          (715)           1,528          909        2,984          (182)
Interest and other
 financing costs,
 net                                 203           189              374          140          315            47
Income (loss) from
 continuing
 operations                        2,290          (904)           1,154          769        2,669          (229)
Discontinued
 operations, net                       1           (23)              --           --           --            --
Net income (loss)               $  2,291      ($   927)        $  1,154     $    769     $  2,669      ($   229)
Pro Forma net income
 (loss) per limited
 partner unit (D)                                                                        $   0.38      ($  0.03)
Other Financial and
 Operating Data:
EBITDA (E)                      $  3,635      $    363(F)      $  2,209     $  1,643     $  5,689      $  2,029(F)
Natural gas
 sales (MMBtu/d)
 (unaudited)                      39,613        39,235            5,079        3,446       42,530        42,681
NGL sales (Bbls/d)
 (unaudited)                       1,250           948              481          281        1,487         1,229

    (A) The Partnership's reported pro forma financial results give effect to the transfer of assets to the Partnership in connection with its formation and to the Partnership's initial public offering and use of the offering proceeds to retire all debt as if they had occurred as of the beginning of the periods presented. Substantially all of the assets and operations of Continental Gas, Inc. and Hiland Partners, LLC, other than a portion of its working capital assets and the assets related to the Bakken gathering system, were contributed to the Partnership in connection with the initial public offering of 2,300,000 common units representing limited partnership interests in Hiland Partners, LP that closed on February 15, 2005. In addition, the pro forma financial results for the year ended December 31, 2003 give effect to the acquisition of the Carmen gathering system, which was acquired on August 1, 2003, as if such acquisition occurred on January 1, 2003. The assets of Continental Gas, Inc. transferred to the Partnership were recorded at historical costs as it was considered to be a reorganization of entities under common control. The acquisition of the assets of Hiland Partners, LLC and the Carmen gathering system were accounted for as purchases and, as a result, these assets were recorded at their fair value at the time of purchase. The unaudited pro forma information is not necessarily indicative of the results of operations that would have occurred had the transactions been made at the beginning of the periods presented or the future results of the combined operations.

    (B) We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties.

    (C) We view total segment margin as an important performance measure of the core profitability of our operations.

    (D) Net income (loss) per unit is not applicable for periods prior to our initial public offering. Pro forma net income (loss) per limited partner unit for the three months ended December 31, 2004 and the three months ended December 31, 2003 of $0.38 and ($0.03), respectively, are presented pro forma for our initial public offering. Per limited partner unit amounts give effect to our general partner's 2% interest in income
        (loss).

    (E) We define EBITDA as net income plus interest expense, provision for income taxes and depreciation, amortization and accretion expense. EBITDA is a used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and (4) the viability of acquisition and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facilities.

    (F) EBITDA has not been increased for the impact of the $1.5 million non-cash impairment charge for the three months ended December 31, 2003.

    The following table presents a reconciliation of the non-GAAP financial measures of (1) EBITDA to the GAAP financial measure of net income and (2) total segment margin (which consists of the sum of midstream segment margin and compression segment margin) to operating income, in each case, on a historical and pro forma basis for each of the periods indicated.


                                         Predecessor                                          Hiland
                                         Continental                Hiland                 Partners, LP
                                          Gas, Inc.              Partners, LLC               Pro Forma
                                   ---------------------     ---------------------     ---------------------
                                                        Three Months Ended December 31,
                                   -------------------------------------------------------------------------
                                     2004         2003         2004         2003         2004         2003
                                   --------     --------     --------     --------     --------     --------
                                                                  (unaudited)
                                                                (in thousands)
Reconciliation of EBITDA
 to Net Income (Loss):
Net income
 (loss)                            $  2,291     ($   927)    $  1,154     $    769     $  2,669     ($   229)
Add:
  Depreciation,
   amortization
   and
   accretion                          1,124        1,099          681          734        2,688        2,209
  Amortization
   of deferred
   loan
   costs                                 26           24          100           --          332           49
  Interest
   expense                              194          167          274          140           --           --
EBITDA                             $  3,635     $    363(A)  $  2,209     $  1,643     $  5,689        2,029(A)
Reconciliation of
 Total Segment
 Margin to
 Operating
 Income (Loss):
Operating income
 (loss)                            $  2,493     ($   715)    $  1,528     $    909     $  2,984     ($   182)
Add:
  Operations and
   maintenance
   expenses                           1,309        1,132          759          470        1,872        1,602
  Depreciation,
   amortization
   and
   accretion                          1,124        1,099          681          734        2,688        2,209
  Property
   impairment
   expense                               --        1,535           --           --           --        1,535
  Gain on asset
   sales                                 (4)          (9)          --           --           (4)          (9)
  General and
   administrative
   expenses                             402          179           33           16          435          195
Total segment
 margin                            $  5,324     $  3,221     $  3,001     $  2,129     $  7,975     $  5,350

    (A) EBITDA has not been increased for the impact of the $1.5 million non-cash impairment charge for the three months ended December 31, 2003.

         Selected Historical and Pro Forma Financial and Operating Data

                                        Predecessor                                           Hiland
                                        Continental                 Hiland                 Partners, LP
                                         Gas, Inc.              Partners, LLC                Pro Forma
                                   ---------------------     ---------------------     ---------------------
                                                            Year Ended December 31,
                                   -------------------------------------------------------------------------
                                     2004         2003         2004         2003         2004         2003
                                   --------     --------     --------     --------     --------     --------
                                                (audited)       (in thousands)        (unaudited)
Total Segment
 Margin Data:
Midstream
 revenues                          $ 98,296     $ 76,018     $ 10,481     $  7,262     $106,879     $ 97,814
Midstream
 purchases                           82,532       67,002        4,600        2,826       85,584       81,988
Midstream
 segment
 margin                              15,764        9,016        5,881        4,436       21,295       15,826
Compression
 revenues                                --           --        3,854        3,300        3,854        3,300
Total segment
 margin                            $ 15,764     $  9,016     $  9,735     $  7,736     $ 25,149     $ 19,126
Summary of
 Operations
 Data:
Midstream
 revenues                          $ 98,296     $ 76,018     $ 10,481     $  7,262     $106,879     $ 97,814
Compression
 revenues                                --           --        3,854        3,300        3,854        3,300
  Total
   revenues                          98,296       76,018       14,335       10,562      110,733      101,114
Operating costs
 and expenses:
  Midstream
   purchases
   (exclusive of
   items shown
   separately
   below)                            82,532       67,002        4,600        2,826       85,584       81,988
  Operations and
   maintenance
   expenses                           4,933        3,714        2,080        1,900        6,817        6,076
  Property
   impairment
   expense                               --        1,535           --           --           --        1,535
  Depreciation,
   amortization
   and
   accretion                          4,127        3,304        2,311        1,684        9,021        8,158
  (Gain) Loss on
   asset sales                          (19)          34           --           --          (19)          34
  General and
   administrative
   expenses                           1,082          770           97          101        1,179          999
    Total
     operating
     costs and
     expenses                         92,65      576,359        9,088        6,511      102,582       98,790
Operating income
 (loss)                               5,641         (341)       5,247        4,051        8,151        2,324
Interest and
 other financing
 costs, net                             764          487          766          563          345          231
Income (loss)
 from continuing
 operations                           4,877         (828)       4,481        3,488        7,806        2,093
Discontinued
 operations, net                         35          246           --           --           --           --
Income (loss)
 before change
 in accounting
 principle                            4,912         (582)       4,481        3,488        7,806        2,093
Cumulative effect
 of change in
 accounting
 principle                               --        1,554           --          (73)          --           --
Net income                         $  4,912     $    972     $  4,481     $  3,415     $  7,806     $  2,093
Pro Forma net
 income per
 limited partner
 unit (A)                                                                              $   1.13     $   0.30
Balance Sheet Data (at period end):
Property and
 equipment, at
 cost, net                         $ 37,075     $ 38,425     $ 48,295     $ 21,973     $ 68,675
Total assets                         49,175       47,840       51,692       23,458      109,613
Accounts
 payable-
 affiliates                           2,998        2,814          415            2        3,097
Long-term debt,
 net of current
 maturities                          12,643       14,571       23,279       10,830           --
Net equity                           24,510       21,739       12,563        8,307       98,898
Other Financial
 and Operating
 Data:
EBITDA                             $  9,843     $  4,773(B)  $  7,559     $  5,673     $ 17,213     $ 10,503(B)
Natural gas
 sales
 (MMBtu/d)
 (unaudited)                         40,560       37,701        3,503        3,756       43,541       41,457
NGL sales
 (Bbls/d)
 (unaudited)                          1,133          895          304          282        1,375        1,177

    (A) Net income per unit is not applicable for periods prior to our initial public offering. Pro forma net income per limited partner unit for the year ended December 31, 2004 and the year ended December 31, 2003 of $1.13 and $0.30, respectively, are presented pro forma for our initial public offering.

    (B) EBITDA has not been (1) increased for the impact of the $1.5 million non-cash impairment charge for the year ended December 31, 2003 or (2) decreased for the impact of the $1.6 million cumulative effect of accounting change for the year ended December 31, 2003.

    The following table presents a reconciliation of the non-GAAP financial measures of (1) EBITDA to the GAAP financial measure of net income and (2) total segment margin (which consists of the sum of midstream segment margin and compression segment margin) to operating income, in each case, on a historical and pro forma basis for each of the periods indicated.

                                        Predecessor                                           Hiland
                                        Continental                Hiland                  Partners, LP
                                         Gas, Inc.              Partners, LLC               Pro Forma
                                   ---------------------     ---------------------     ---------------------
                                                            Year Ended December 31,
                                   -------------------------------------------------------------------------
                                     2004         2003         2004         2003         2004         2003
                                   --------     --------     --------     --------     --------     --------
                                                (audited)       (in thousands)       (unaudited)
Reconciliation
 of EBITDA to
 Net Income:
Net income                         $  4,912     $    972     $  4,481     $  3,415     $  7,806     $  2,093
Add:
  Depreciation,
   amortization
   and
   accretion                          4,127        3,304        2,311        1,684        9,021        8,158
  Amortization
   of deferred
   loan costs                           102           24          106           --          386          252
  Interest
   expense                              702          473          661          574           --           --
EBITDA                             $  9,843     $  4,773(A)  $  7,559     $  5,673     $ 17,213     $ 10,503(A)

Reconciliation of
 Total Segment
 Margin to
 Operating
Income (Loss):
Operating
 income (loss)                     $  5,641    ($    341)    $  5,247     $  4,051     $  8,151     $  2,324
Add:
  Operations
   and
   maintenance
   expenses                           4,933        3,714        2,080        1,900        6,817        6,076
  Depreciation,
   amortization
   and
   accretion                          4,127        3,304        2,311        1,684        9,021        8,158
  Property
   impairment
   expense                               --        1,535           --           --           --        1,535
  (Gain) loss
   on asset
   sales                                (19)          34           --           --          (19)          34
  General and
   administrative
   expenses                           1,082          770           97          101        1,179          999
Total segment
 margin                            $ 15,764     $  9,016     $  9,735     $  7,736     $ 25,149     $ 19,126

    (A) EBITDA has not been (1) increased for the impact of the $1.5 million non-cash impairment charge for the year ended December 31, 2003 or (2) decreased for the impact of the $1.6 million cumulative effect of accounting change for the year ended December 31, 2003.

SOURCE  Hiland Partners, LP
    -0-                             03/29/2005
    /CONTACT: Ken Maples, Vice President and CFO of Hiland Partners, LP, +1-580-242-6040/
    /Web site:  http://www.hilandpartners.com /